Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Michael C. Gazmarian
Vice President, Chief Financial Officer
and Treasurer
Insteel Industries, Inc.
(336) 786-2141, Ext. 3020

INSTEEL INDUSTRIES DECLARES QUARTERLY CASH DIVIDEND

MOUNT AIRY, N.C., August 18, 2015 – Insteel Industries, Inc. (NasdaqGS: IIIN) today announced that its board of directors declared a quarterly cash dividend of $0.03 per share on the Company’s common stock payable on September 25, 2015 to shareholders of record as of September 11, 2015.

About Insteel

Insteel is the nation’s largest manufacturer of steel wire reinforcing products for concrete construction applications. Insteel manufactures and markets prestressed concrete strand and welded wire reinforcement, including engineered structural mesh, concrete pipe reinforcement and standard welded wire reinforcement. Insteel’s products are sold primarily to manufacturers of concrete products that are used in nonresidential construction. Headquartered in Mount Airy, North Carolina, Insteel operates ten manufacturing facilities located in the United States.

###

1373 Boggs Drive, Mount Airy, NC 27030/PHONE: (336) 786-2141/FAX: (336) 786-2144

WWW.INSTEEL.COM